UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2012

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Continental Towers 1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008-4210
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On February 3, 2012, NV Energy Inc. (“NVE”) announced that the in-service date for the One Nevada Transmission Line (“ON Line”) has been delayed by at least three months due to wind-related damage sustained by some of the transmission tower structures on the ON Line project, which is jointly owned by NVE’s operating utilities and Great Basin Transmission South LLC, an affiliate of LS Power.  MYR Group Inc. (“MYR”), through its subsidiary Sturgeon Electric Company, Inc., is providing transmission line construction services on the ON Line project, including certain areas impacted by the wind; MYR is not the supplier of the tower structures. In addition to its base contract work, MYR is assisting the ON Line owners to repair the wind-related damage.

This information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933  or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: February 7, 2012	By:	/s/ GERALD B. ENGEN, JR.
Name: Gerald B. Engen, Jr.
Title: Senior Vice President, Chief Legal Officer and Secretary